Prudential Index Series Fund







                                             May
29, 1998

SEC Operations Center (OFCIS)
6432 General Green Way
Mail Stop 0-7
Alexandria, VA 22312

Attention:  File Support Unit


                    Re:  Prudential Index Series
Fund
                         File No. 811-6677


Ladies and Gentlemen:

     Enclosed is one (1) copy of the of the Semi-
Annual Report on Form N-SAR for Prudential Index
Series Fund for the period ended March 31, 1997.
The Form N-SAR was filed using the Edgar system.


                                   Very truly
yours,



                                   /s/
Marguerite E.H. Morrison
                                   Marguerite
E.H. Morrison
                                   Assistant
Secretary

MEHM/ln
Enc.
This report is signed on behalf of the
Registrant in the City of Newark and State of New Jersey on the 29th day of May, 1998.







                 Prudential Index Series Fund





Witness:/s/Marguerite E.H. Morrison  By:/s/Grace
C. Torres
        Marguerite E.H. Morrison        Grace C.
Torres
        Assistant Secretary
Treasurer






























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